Exhibit 99.3
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Amended and Restated Financing Agreement dated as of April 8, 2005 (as amended and otherwise modified to the date hereof, the “Financing Agreement”) among Monroe Investments, Inc. (“Monroe Investments”), Monroe Capital Advisors LLC (“Monroe Capital”, and together with Monroe Investments, “Monroe”) and Fortress Credit Opportunities I LP (“Fortress”, and together with Monroe, the “Assignors”) and TIMCO Aviation Services, Inc. and certain of its affiliates parties thereto (collectively, the “Companies”). Capitalized terms not otherwise defined herein shall have the same meanings as specified therefor in the Financing Agreement.
     SECTION 1. Each of the Assignors hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to LJH, Ltd. (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignors, all of the Assignors’ rights, interests and obligations in and under the Financing Agreement and the other Loan Documents as of the Effective Date (as hereinafter defined) other than the Retained Interest (as hereinafter defined) (the “Assigned Interest”). After giving effect to such sale and assignment, the Assignee shall be the sole “Lender” under the Financing Agreement and all of the other Loan Documents.
     SECTION 2. Each of the Assignors represents and warrants solely as to itself that (a) it has not sold, assigned or otherwise transferred any right or interest, whether legal, beneficial or otherwise, in the Notes (as hereinafter defined), the Obligations or any other rights or obligations under the Financing Agreement or the other Loan Documents to any Person other than the Assignors; (b) it has the full power and authority, and have taken all action necessary, to execute and deliver this Assignment and Acceptance, and to perform its obligations hereunder; and (c) no governmental or third party approvals or consents are required for it to execute and deliver this Assignment and Acceptance, and to perform its obligations hereunder.
     SECTION 3. The Assignors represent and warrant that (a) they are the legal and beneficial owners of the Assigned Interest and that such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; (b) other than as provided herein, make no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any of the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement or any of the other Loan Documents, or any other instrument or document furnished pursuant thereto; and (c) make no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Companies or any of their affiliates or the performance or observance by any of the Companies of any of their Obligations, or any other instrument or document furnished pursuant thereto.
     SECTION 4. The Assignee (a) represents and warrants that its name set forth on the signature pages hereof is its legal name; (b) confirms that it has received a copy of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it has made and will continue to make, independently and without reliance upon the either Assignor and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under the Financing Agreement and the other Loan Documents; (d) confirms that it is eligible as an assignee under the terms of the Financing Agreement and the other Loan Documents; and (e) agrees that, from and after the Effective Date, it will be bound by the provisions of the Financing
Assignment and Acceptance

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Agreement and the other Loan Documents and it will perform in accordance with their terms all of the obligations that by the terms of the Financing Agreement and the other Loan Documents are required to be performed by it as the Lender.
     SECTION 5. Upon the request of the Assignee, at the sole cost and expense of the Borrowers, Monroe hereby agrees to execute and deliver, or to cause to be executed and delivered, such assignments and other instruments of transfer as may be reasonably requested by the Assignee to effectuate the intent and purposes, and to carry out the terms, of this Assignment and Acceptance, and to further assign and transfer to the Assignee the liens and security interests created pursuant to the Loan Documents, and such assignments and instruments of transfer shall be in proper form for recording in the appropriate filing and recording offices. Monroe hereby authorizes the Assignee to make such filings (including the filings of UCC-3 assignments) as are necessary to make the assignments contemplated hereby in the appropriate jurisdictions. Monroe hereby agrees to deliver to the Assignee on the Effective Date all possessory Collateral and all Loan Documents in Monroe’s possession.
     SECTION 6. [RESERVED]
     SECTION 7. Each of the Companies and the Guarantors hereby waives any obligation of the Assignee to attach to this Assignment and Acceptance or otherwise deliver to any or all of the Borrowers the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from the United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
     SECTION 8. (a) The Assignors acknowledge that (i) the Assignee may now possesses and may hereafter possess certain non-public information concerning the Companies, the Loan Documents and the transactions contemplated thereby, that may or may not be independently known by the Assignors, and which may constitute material information with respect to the foregoing; (ii) the Assignee has no obligation to furnish the non-public information to the Assignors; and (iii) the Assignors have adequate information concerning the Loan Documents and the business and financial condition of the Companies to make an informed decision regarding entering into this Assignment and Acceptance.
     (b) The Assignee acknowledges that (i) one or more of the Assignors may now possess and may hereafter possess certain non-public information concerning the Companies, the Loan Documents and the transactions contemplated thereby, that may or may not be independently known by the Assignee, and which may constitute material information with respect to the foregoing; (ii) the Assignors have no obligation to furnish the non-public information to the Assignee; and (iii) the Assignee has adequate information concerning the Loan Documents and the business and financial condition of the Companies to make an informed decision regarding entering into this Assignment and Acceptance.
     SECTION 9. The Assignors and the Assignee hereby acknowledge and agree that the Intercreditor Agreement dated as of April 5, 2004 (as amended and otherwise modified to the date hereof, the “Intercreditor Agreement”) between The CIT/Group/Business Credit, Inc. and Hilco Capital LP remains in full force and effect, and that by entering into this Assignment and Acceptance, the Assignee agrees that it and each of its successors and assigns shall be bound by the terms and conditions of the Intercreditor Agreement.
     SECTION 10. Upon the occurrence of the Effective Date, each of the Assignors, the Assignee and the Companies, for itself and on behalf of each of its subsidiaries, successors and assigns, hereby expressly, absolutely, unconditionally and forever waives, releases and discharges any and all of

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the Released Claims (as hereinafter defined) any of them may have or allege to have (and all defenses which may arise out of any of the foregoing), against any or all of the Assignors, the Assignee and the Companies, and their respective affiliates, equityholders and “controlling persons” (within the meaning of the United States federal securities laws) and their respective successors and assigns and each and all of the employees, directors, officers, attorneys, agents and other representatives of each of the foregoing (collectively, the “Released Parties”), based in whole or in part on any facts relating to the Released Claims, whether known or unknown. As used herein, the term “Released Claims” means any and all claims (including, without limitation, cross-claims, counterclaims, right of setoff and recoupment), causes of actions, demands, suits, costs, expenses and damages of any nature, description or kind whatsoever (“Claims”), whether known or unknown, whether now or hereafter arising, and whether arising in law or at equity, for or resulting from any matter of things done, omitted or suffered to be done by any of the Released Parties up to and including the Effective Date which relate to the Obligations, the Loan Documents, any use or proposed use of the Loans or the proceeds thereof, or any of the other transactions contemplated hereby or thereby; provided, that the Released Claims shall not include Claims (a) for or relating to the Retained Interest, (b) among or between one or more of the Companies, the Assignee and/or their respective subsidiaries, affiliates, officers, attorneys, agents or representatives, (c) relating to the obligations of the Companies and the Assignee under the Loan Documents, including the liens and security interests securing the Obligations, and (d) relating to the representations and warranties set forth in Sections 2, 3 and 4, and the agreements set forth in Section 5, of this Assignment and Acceptance
     SECTION 11. The Effective Date shall be the first date on which each of the following conditions are satisfied, which date shall occur no later than April 10, 2006: (a) this Assignment and Acceptance shall have been duly executed and delivered by each of the parties hereto; (b) all amounts reflected on Schedule I hereto (the “Purchase Price”) as owing to the Assignors, whether from the Borrowers or the Assignee, shall have been deposited in immediately available funds to the account of Monroe Capital Advisors LLC maintained by Lasalle National Bank N.A. at its offices at 135 S. LaSalle Street, Chicago, IL 60603, ABA No. 071-000-505, Account No. 5800969056, Reference: Monroe Capital Advisors Funding Act.; and (c) the Notes owing to or otherwise held by the Assignors and described on Schedule II hereto (the “Notes”) shall have been delivered to the Assignee, together with duly executed endorsements thereto. Upon such execution, delivery, payment and receipt, from and after the Effective Date, (a) the Assignee shall be a party to the Financing Agreement and, to the extent that rights and obligations under the Financing Agreement have been assigned to it pursuant to this Assignment and Acceptance, have the rights and obligations of the Lender thereunder; (b) the Assignors shall, to the extent that any rights and obligations under the Financing Agreement have been assigned by it pursuant to this Assignment and Acceptance, relinquish their rights (other than their rights (such rights being the “Retained Interest”) under Section 7.12 of the Financing Agreement (and other comparable provisions of the other Loan Documents that are specified under the terms of such other Loan Documents to survive the payment in full of the Obligations) to the extent that any claim thereunder relates to an event arising prior to the Effective Date but excluding claims solely between the Assignors) and be released from their obligations, and the Assignors shall cease to be a party thereto; provided, that the Retained Interest does not include legal fees relating from a dispute among Assignors and Assignee caused solely by a breach of this Assignment Agreement; and (c) the Companies shall make all payments under the Financing Agreement and the Notes in respect of the Assigned Interest (including, without limitation, all payments of principal, interest and the fees with respect thereto) to the Assignee.
     SECTION 12. To the extent Fortress Credit Opportunities I LP or Monroe Investments, Inc. is considered a legal or beneficial owner or holder of the Notes, each hereby consents to and instructs Monroe Capital Advisors LLC to endorse and deliver the Notes to Assignee on its behalf. Monroe confirms and agrees that the General Assignment Agreement dated as if April 8, 2005, executed and delivered by Hilco Capital LP in favor of Monroe Capital is a “Loan Document” for purposes of the assignment by Monroe Capital in Section 1.

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     SECTION 13. The Assignee hereby agrees to indemnify, defend, and hold the Assignors and any employee, officer, director, affiliate, parent, attorney or agent of the Assignors (each, an “Indemnified Person”) harmless of and from any loss or liability arising from failure by Assignee to provide Monroe with an original counterpart of the Financing Agreement within ten (10) Business Days after Monroe’s request therefor in connection with litigation involving a claim by an Assignor for indemnification thereunder (as well as from reasonable attorneys’ fees and expenses in connection therewith). The Assignee, by executing this Assignment and Acceptance where indicated below, acknowledges and agrees that its liability and obligations under this Section 13 shall continue in full force and effect until specifically terminated in writing by a duly authorized officer of the Assignors.
     SECTION 14. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 15. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance hereto by telecopier email shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance. All representations, warranties, covenants and other provisions made by the parties hereto shall be considered to have been relied upon by the parties hereto, shall be true and correct in all material respects as of the Effective Date, and shall survive the execution, delivery and performance of this Assignment and Acceptance.
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     IN WITNESS WHEREOF, the Assignors, the Assignee and TIMCO Aviation Services, Inc. have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date specified hereon.
ASSIGNORS

MONROE CAPITAL ADVISORS, LLC, as Assignor

By
Name:
Title:

MONROE INVESTMENTS, INC., as Assignor

By
Name:
Title:

FORTRESS CREDIT OPPORTUNITIES I LP, as Assignor

By
Name:
Title:
Assignment and Acceptance

ASSIGNEE

LJH, LTD., as Assignee

By: DLH Management, LLC, its general partner

By:
Name:
Title:

COMPANIES

Agreed and Approved this 10th day of April, 2006

TIMCO AVIATION SERVICES, INC.

By
Name:
Title:

AIRCRAFT INTERIOR DESIGN, INC.

By
Name:
Title:

BRICE MANUFACTURING COMPANY, INC.

By
Name:
Title:

TIMCO ENGINE CENTER, INC.

By
Name:
Title:

TIMCO ENGINEERED SYSTEMS, INC.

By
Name:
Title:

TRIAD INTERNATIONAL MAINTENANCE CORPORATION

By
Name:
Title:

AVIATION SALES DISTRIBUTION SERVICES COMPANY

By
Name:
Title:

AVIATION SALES LEASING COMPANY

By
Name:
Title:

AVIATION SALES PROPERTY MANAGEMENT CORP.

By
Name:
Title:

AVS/CAI, INC.

By
Name:
Title:

AVS/M-1, INC.

By
Name:
Title:

AVS/M-2, INC.

By
Name:
Title:

AVS/M-3, INC.

By
Name:
Title:

AVSRE, L.P.

By: Aviation Sales Property Management Corp, its general partner

By
Name:
Title:

HYDROSCIENCE, INC.

By
Name:
Title:

TMAS/ASI, INC.

By
Name:
Title:

WHITEHALL CORPORATION

By
Name:
Title:

Schedule I
to
ASSIGNMENT AND ACCEPTANCE

		ACCRUED INTEREST
LOAN TYPE	LOAN BALANCE	(Current & PIK)	TOTAL DUE
Term Loan A-1	$8,158,314.57	$31,979.75	$8,190,294.32
Term Loan A-2	$7,138,507.47	$27,982.20	$7,166,489.67
Term Loan B	$2,627,508.00	$9,496.71	$2,637,004.71

TOTALS:	$17,924,330.04	$69,458.66	$17,993,788.70
	PREPAYMENT PENALTY:		$0
	ACCRUED FACILITY FEES:		$0
	ACCRUED COLLATERAL MANAGEMENT FEES:		$0
	ACCRUED SUCCESS FEES:		$0
	ACCRUED LEGAL FEES/EXPENSES		$0
	ACCRUED DEFAULT INTEREST		$319,466.38
	TOTAL PURCHASE PRICE		$18,313,255.08

Schedule II
to
ASSIGNMENT AND ACCEPTANCE
Notes
1.	Term Note dated as of April 5, 2004 (the “Term Note”) payable to Hilco Capital LP in the principal amount of $8,000,000.
2.	Term Note A-2 dated as of April 8, 2005 payable to Monroe Capital Advisors LLC in the principal amount of $7,000,000.
3.	Term Note B dated as of April 8, 2005 payable to Monroe Capital Advisors LLC in the principal amount of $3,000,000.